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                               BISHOP STREET FUNDS

                             Secretary's Certificate


         I, JOHN H. GRADY, JR. , Secretary of Bishop Street Funds, a Massachusetts business trust (the "Trust"), hereby certify that each of (1) the Agreement and Declaration of Trust dated as of September 1, 1994; (2) the Trust's By-Laws adopted as of August 3, 1994; and (3) the actions of the Board of Trustees of the Trust in authorizing the issuance of the shares of the Trust, have not been further amended, modified or rescinded, and that such Agreement and Declaration of Trust, By-Laws, and votes otherwise continue in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I hereunto sign my name this 30 day of APRIL, 1999.


                                                      /s/John H. Grady, Jr.
                                                      --------------------------
                                                      John H. Grady, Jr.


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[Morgan, Lewis & Bockius LLP]
[1701 Market Street]
[Philadelphia, Pennsylvania 19103]
[215-963-5000]


April 30, 1999




Bishop Street Funds
c/o SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Re: Consent of Counsel regarding Post-Effective Amendment No. 12 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 33-80514)
     ---------------------------------------------------------------------------

Dear Ladies and Gentlemen:


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of Bishop Street Funds on Form N-1A of our opinion filed with the Registrant's Pre-Effective Amendment No. 1 on September 7, 1994, incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-1A, on February 29, 1996.
We also consent to the reference to our Firm on the back cover of the Prospectus and under the heading "Legal Counsel" in the Statement of Additional Information. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP